**POVERTY DIGNIFIED, INC.**
(a Wyoming corporation)
**STATEMENT OF UNANIMOUS CONSENT**
**OF**
**DIRECTORS AND MAJORITY CONSENT OF SHAREHOLDERS**
**MAY 28, 2020**

This STATEMENT OF UNANIMOUS CONSENT OF DIRECTOR AND MAJORITY CONSENT OF SHAREHOLDERS when executed by the directors and majority shareholders of the corporation in accordance with the provisions of Wyoming Business Corporation Act, will become effective as of the 28th day of May 2020; and will have the same force and effect as if the directors and majority shareholders were present and acting at a meeting duly noticed and held for the purpose of adopting the Resolutions and taking the corporate action hereinafter set forth.

## ELECTION OF DIRECTORS AND OFFICERS

Matthew D. Alpeter and George C. Critz, III have transferred 1,000,000 shares of Series E preferred stock to James C. Katzaroff. Therefore, it is:

RESOLVED, that James C. Katzaroff is elected director and appointed president, chief executive officer and secretary.

The next business was to accept the resignation of Mr. Alpeter and Mr. Critz as directors, officers and any other management position help by either of them.

WHEREUPON, the above named officer and director entered upon the performance of his duties.

The directors are of the opinion that it is desirable to maintain a corporate headquarters in the city of Kennewick, Washington. Therefore, it is

RESOLVED, that an office of the corporation be maintained at 320 N. Johnson Ste. 800, Kennewick, Washington 99336.

## CORPORATE BANK ACCOUNT

The directors are of the opinion that it be desirable to open a bank account for the transaction of the corporation's financial business. Therefore, it was:

RESOLVED, that the President be, and he hereby is, authorized, empowered and directed to open a bank account on behalf of the corporation;

BE IT FURTHER RESOLVED, that said bank shall act as a depository for the monies of the corporation and that the secretary deposit funds of the corporation with said bank and all funds on deposit with said bank shall be subject to withdrawal by checks drawn in the name of the corporation, signed by its Secretary and said bank is hereby authorized and directed to honor and pay all checks so drawn upon it against the funds of this corporation which are on deposit with it;

BE IT FURTHER RESOLVED, that the authority hereby conferred shall remain in full force and effect until it shall have been revoked and until a formal written notice of such revocation shall have been given to and received by said bank;

BE IT FURTHER RESOLVED, that the certification of the Secretary of this corporation as to the election and appointment of persons so authorized to sign such checks and as to the signatures of such persons shall be binding on this corporation;

BE IT FURTHER RESOLVED, that the resolutions in the form required by the bank chosen as the depository for the corporation's monies hereby are incorporated herein by references and, as so incorporated by reference, are adopted in all respects, and the President and Secretary of the corporation hereby are, and each of them with the full authority to act without the others hereby is, authorized, in the name and on behalf of the corporation, to prepare, execute, and deliver any document as they or he, with the advice of counsel, may deem necessary or desirable to complete such appointment, the execution and delivery of any such document by such officers or officer to be conclusive evidence that they or he deemed such document to be necessary or desirable; and

BE IT FURTHER RESOLVED, that a copy of the form of resolution delivered to the bank be properly affixed in the minute books of the corporation as a part of its permanent records and as an exhibit to this Statement of Unanimous Consent.

## LIMITATION OF LIABILITY

The directors are of the opinion that it is in the best interest of the corporation to attract skilled officers and directors and, in order to accomplish that goal, the liability of officers and directors should limited to the full extent permitted by applicable law. Therefore, it is:

RESOLVED, that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

## INDEMNIFICATION

The immediately preceding resolution provides for indemnification of all officers and director of the corporation. Therefore, it is

RESOLVED, that the President is specifically authorized, directed and empowered to execute an indemnification agreement and deliver same to each person elected a director of the corporation, and such other persons as the President believes is entitled to indemnification.

## COUNTERPARTS

This Statement of Unanimous Consent may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Statement of Unanimous Consent shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Statement of Unanimous Consent.

## CONTINUING OPERATIONS

RESOLVED, that for the purpose of authorizing this corporation to do business in any state, territory, or dependency of the United States or any province of Canada or in any foreign country in which it is expedient for the corporation to transact business, the proper officers of this corporation be, and they hereby are, authorized and directed in behalf of the corporation to appoint all necessary agents or attorneys for service of process and to substitute new agents or attorneys for such purpose, to designate the location of all necessary statutory offices and to change the location thereof, and, under the Corporate seal, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by laws of such state, territory, dependency, province or country to authorize this corporation to transact business therein, and, whenever it expedient for this corporation to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocation of appointment, or surrender of authority as may be necessary to terminate the authority of this corporation to do business in any such state, territory, dependency, province or country.

BE IT FURTHER RESOLVED, that the President or Secretary be, and he is, hereby authorized and directed to pay all fees and expenses incident to, and necessary for, the organization of the corporation, and its qualification to transact business in other jurisdictions, and to pay for all proper corporate books.

EXECUTED by the initial director and incoming directors as of the date first written above.

| | | |
|---|---|---|
| George C. Critz, III<br>Retiring Director and Officer | Matthew D. Alpeter<br>Retiring Director and Officer | James C. Katzaroff<br>Incoming Director and Officer |

## INDEMNIFICATION

The immediately preceding resolution provides for indemnification of all officers and director of the corporation. Therefore, it is

RESOLVED, that the President is specifically authorized, directed and empowered to execute an indemnification agreement and deliver same to each person elected a director of the corporation, and such other persons as the President believes is entitled to indemnification.

## COUNTERPARTS

This Statement of Unanimous Consent may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Statement of Unanimous Consent shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Statement of Unanimous Consent.

## CONTINUING OPERATIONS

RESOLVED, that for the purpose of authorizing this corporation to do business in any state, territory, or dependency of the United States or any province of Canada or in any foreign country in which it is expedient for the corporation to transact business, the proper officers of this corporation be, and they hereby are, authorized and directed in behalf of the corporation to appoint all necessary agents or attorneys for service of process and to substitute new agents or attorneys for such purpose, to designate the location of all necessary statutory offices and to change the location thereof, and, under the Corporate seal, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by laws of such state, territory, dependency, province or country to authorize this corporation to transact business therein, and, whenever it expedient for this corporation to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocation of appointment, or surrender of authority as may be necessary to terminate the authority of this corporation to do business in any such state, territory, dependency, province or country.

BE IT FURTHER RESOLVED, that the President or Secretary be, and he is, hereby authorized and directed to pay all fees and expenses incident to, and necessary for, the organization of the corporation, and its qualification to transact business in other jurisdictions, and to pay for all proper corporate books.

EXECUTED by the initial director and incoming directors as of the date first written above.

| | | |
|---|---|---|
| George C. Critz, III<br>Retiring Director and Officer | Matthew D. Alpeter<br>Retiring Director and Officer | James C. Katzaroff<br>Incoming Director and Officer |

NOTARY PUBLIC STATE OF TEXAS
Jennifer Abney
My Commission Expires
04/17/2024
ID No 128958993